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                                                                    Exhibit 3.63

[LOGO] STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
       OFFICE OF THE SECRETARY OF STATE

       MATTHEW A. BROWN
       SECRETARY OF STATE


                               DATE: JULY 23, 2004


                         P.J.C. OF EAST PROVIDENCE, INC.
                                    (4 PAGES)


               A TRUE COPY WITNESSED UNDER THE SEAL OF THE STATE
                   OF RHODE ISLAND AND PROVIDENCE PLANTATIONS


                                                        /s/ Matthew Brown


                                                        SECRETARY OF STATE


                                                   BY /s/ [ILLEGIBLE]
                                                      --------------------------
[SEAL]


                                     [LOGO]

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Filing Fee $150.00

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATIONS DIVISION
                              100 NORTH MAIN STREET
                              PROVIDENCE, RI 02903

                                                              Corp. I.D. # 81595

                              BUSINESS CORPORATION

                               ------------------

                       ORIGINAL ARTICLES OF INCORPORATION

                               ------------------

     The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

     FIRST. The name of the corporation is PJC of East Providence, Inc.
(A close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended) (strike if inapplicable)

     SECOND. The period of its duration is (if perpetual, so state) Perpetual.

     THIRD. The purpose or purposes for which the corporation is organized are:

Performing the operation and management of a retail liquor store, and all such related activities, as well as for any lawful purpose for which corporations may be formed under the Rhode Island Business Corporation Act.

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     FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

   (a) IF ONLY ONE CLASS: Total number of shares 8,000 shares, $1.00 par value (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

                                       OR

   (b) IF MORE THAN ONE CLASS: Total number of shares
          (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)


     FIFTH. Provisions (if any) dealing with the preemptive right of shareholders [ILLEGIBLE] of the General Laws, 1956, as amended:

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     SIXTH. Provisions (if any) for the regulation of the internal affairs of the corporation:

None.


     SEVENTH. The address of the initial registered office of the corporation is 222 Jefferson Boulevard, Warwick, RI 02889 (add Zip Code) and the name of its initial registered agent at such address is: Parasearch, Inc.


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      SIGNATURE OF REGISTERED AGENT

     EIGHTH. The number of directors constituting the initial board of directors of the corporation is One (1) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

    (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

               NAME                                     ADDRESS

Michel Coutu                                 440 George Washington Highway
                                             Smithfield, RI 02917

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STATE OF CONNECTICUT                   City
                        }        In the            } of Stamford
COUNTY OF FAIRFIELD                    Town

in said county this 12th day of October, A.D. 1994 then personally appeared before me Megan Walsh each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.


                                                 /s/ Bridget E. Bilgrei
                                        ----------------------------------------
                                                      NOTARY PUBLIC

                                                   BRIDGET E. BILGREI
                                                      NOTARY PUBLIC
                                            MY COMMISSION EXPIRES MAY 31, 1999